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                                   PAGE 1


                     SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C. 20549

                                  FORM 8-K

                               CURRENT REPORT

   Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):  May 29, 1998


                          DOW JONES & COMPANY, INC.
           (Exact name of registrant as specified in its charter)


          Delaware                     1-7564                  13-5034940
(State or other jurisdiction   (Commission File Number)    (I.R.S. Employer
 of incorporation)                                       Identification No.)

200 Liberty Street, New York, New York                              10281
(Address of principal executive offices)                          (Zip Code)


Registrant's telephone number, including area code:  (212) 416-2000
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                                   PAGE 2


Item 2.  Acquisition or Disposition of Assets.

     On May 29, 1998, the company completed the sale of Telerate (formerly, Dow Jones Markets) to Bridge Information Systems, Inc. ("Bridge"). The purchase price, which was determined by an arms-length negotiation, was $510 million, consisting of $360 million in cash and $150 million of 5 year, 4% preferred stock of Bridge, which is convertible into 10% of Bridge's common equity. The sale was made pursuant to a stock purchase agreement dated March 17, 1998 between Dow Jones & Company, Inc. and Bridge. The assets and liabilities involved in the transaction principally included cash and cash equivalents, accounts receivable, inventories, other current assets, other investments, plant and property, intangible assets, deferred taxes, other noncurrent assets, accounts payable and accrued liabilities, unearned revenue, long-term debt and other noncurrent liabilities.



Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(b) Pro Forma Financial Information

     The following is a presentation of unaudited pro forma financial information of Dow Jones & Company, Inc., including an unaudited pro forma condensed balance sheet as of March 31, 1998 and pro forma condensed statements of income for the year ended December 31, 1997 and the quarter ended March 31, 1998. The pro forma balance sheet has been computed assuming the disposition of Telerate had been consummated on March 31, 1998, while the pro forma statements of income have been computed assuming the disposition had been consummated as of January 1, 1997.

     Such unaudited pro forma financial information should be read in conjunction with the financial statements reported in the company's Form 10-K for the year ended December 31, 1997 and Form 10-Q for the quarterly period ended March 31, 1998. The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred had the disposition of Telerate been consummated in accordance with the assumptions noted above, nor is it necessarily indicative of future operating results or financial position.

     In the second quarter of 1998, the company expects to record a loss on the sale of Telerate of $136.4 million ($98 million after tax). This loss is not reflected in the pro forma statements of income.
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                                             PAGE 3

                          UNAUDITED PRO FORMA CONDENSED BALANCE SHEET
                                      AS OF MARCH 31, 1998


(in thousands)                      Dow Jones & Co.        Less:    Pro Forma
                                     (as reported)      Telerate  Adjustments        Pro Forma
Assets:
Cash and cash equivalents               $   50,382                  $ 360,000  (1)  $  410,382
Accounts receivable--trade, net            290,191    $   75,796                       214,395
Inventories                                 11,995         1,407                        10,588
Other current assets                        74,672        34,143                        40,529

     Total current assets                  427,240       111,346      360,000          675,894

Investments in associated companies,
 at equity                                  39,303                                      39,303
Other investments                           94,449        39,082      150,000  (2)     205,367

Plant and property, at cost              2,488,327     1,031,265                     1,457,062
Less, accumulated depreciation           1,707,056       795,934                       911,122
                                           781,271       235,331                       545,940
Excess of cost over net assets of
 businesses acquired, less amortization    387,786       295,708                        92,078
Deferred income taxes                       89,192        53,246                        35,946
Other assets                                15,160         3,500                        11,660

     Total assets                       $1,834,401    $  738,213    $ 510,000       $1,606,188

Liabilities:
Accounts payable and
 accrued liabilities                    $  291,128    $  108,454    $  85,957  (3)  $  268,631
Income taxes                                59,906         6,624      (38,387) (4)      14,895
Unearned revenue                           270,747        24,843                       245,904
Current maturities of long-term debt         5,318         5,318                           -

     Total current liabilities             627,099       145,239       47,570          529,430
Long-term debt                             165,803        15,955                       149,848
Other noncurrent liabilities               225,990        25,351                       200,639

     Total liabilities                   1,018,892       186,545       47,570          879,917

Stockholders' Equity:
Common stocks                              102,181                                     102,181
Additional paid-in capital                 137,181                                     137,181
Retained earnings                          719,010                    (98,000) (5)     621,010
Accumulated other comprehensive income      (1,958)       (8,762)                        6,804
                                           956,414        (8,762)     (98,000)         867,176
Less, treasury stock, at cost              140,905                                     140,905

     Total stockholders' equity            815,509        (8,762)     (98,000)         726,271

     Total liabilities and
       stockholders' equity             $1,834,401    $  177,783    $ (50,430)      $1,606,188


See notes to unaudited pro forma financial statements.

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                                             PAGE 4

                            UNAUDITED PRO FORMA STATEMENT OF INCOME
                              FOR THE YEAR ENDED DECEMBER 31, 1997


(in thousands except                Dow Jones & Co.        Less:    Pro Forma        Pro Forma
 per share amounts)                  (as reported)      Telerate  Adjustments           (10)

REVENUES:
Information services                    $1,101,696   $   751,689     $  7,500 (6)   $  357,507
Advertising                              1,011,864                                   1,011,864
Circulation and other                      458,958                                     458,958

    Total revenues                       2,572,518       751,689        7,500        1,828,329

EXPENSES:
News, operations and development           899,868       407,399       20,262 (7)      512,731
Selling, administrative and general        895,707       299,962       14,346 (8)      610,091
Newsprint                                  152,478                                     152,478
Second class postage and carrier delivery  114,442                                     114,442
Depreciation and amortization              250,734       156,344                        94,390
Restructuring                            1,001,263       979,502                        21,761

    Operating expenses                   3,314,492     1,843,207       34,608        1,505,893

    Operating (loss) income               (741,974)   (1,091,518)     (27,108)         322,436

OTHER INCOME (DEDUCTIONS):
Investment income                            3,473         2,761                           712
Interest expense                           (19,367)       (2,422)                      (16,945)
Equity in losses of
 associated companies                      (49,311)         (310)                      (49,001)
Gain on disposition of businesses and
 investments                                52,595                                      52,595
Other, net                                  (9,300)       (8,029)                       (1,271)

(Loss) income before income taxes and
  minority interests                      (763,884)   (1,099,518)     (27,108)         308,526
Income tax (benefit)                        37,796       (93,868)     (10,952) (9)     120,712

(Loss) income before minority interests   (801,680)   (1,005,650)     (16,156)         187,814

Minority interest in earnings
 of subsidiaries                              (452)                                       (452)

Net (loss) income                       $ (802,132)  $(1,005,650)    $(16,156)      $  187,362

Net (loss) income per share:
  - Basic                                   $(8.36)                                      $1.95
  - Diluted                                  (8.36)                                       1.93

Average shares outstanding:
  - Basic                                   95,993                                      95,993
  - Diluted                                 95,993                                      96,947

See notes to unaudited pro forma financial statements.

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                                             PAGE 5

                            UNAUDITED PRO FORMA STATEMENT OF INCOME
                              FOR THE QUARTER ENDED MARCH 31, 1998


(in thousands except                Dow Jones & Co.        Less:    Pro Forma        Pro Forma
 per share amounts)                  (as reported)      Telerate  Adjustments           (10)

REVENUES:
Information services                      $267,383      $173,374      $ 1,875 (6)     $ 95,884
Advertising                                244,666                                     244,666
Circulation and other                      109,432                                     109,432

    Total revenues                         621,481       173,374        1,875          449,982

EXPENSES:
News, operations and development           217,508        99,947        5,091 (7)      122,652
Selling, administrative and general        225,759        69,184        3,712 (8)      160,287
Newsprint                                   39,855                                      39,855
Second class postage and carrier delivery   28,268                                      28,268
Depreciation and amortization               54,613        32,187                        22,426

    Operating expenses                     566,003       201,318        8,803          373,488

    Operating income (loss)                 55,478       (27,944)      (6,928)          76,494

OTHER INCOME (DEDUCTIONS):
Investment income                              907           606                           301
Interest expense                            (2,682)         (436)                       (2,246)
Equity in losses of
 associated companies                       (5,887)                                     (5,887)
Other, net                                  15,096           155                        14,941

Income (loss) before income taxes           62,912       (27,619)      (6,928)          83,603
Income tax (benefit)                        28,214        (8,586)      (2,799) (9)      34,001

Net income (loss)                         $ 34,698      $(19,033)     $(4,129)        $ 49,602

Net income per share:
  - Basic                                    $0.36                                       $0.51
  - Diluted                                   0.35                                        0.50

Average shares outstanding:
  - Basic                                   96,878                                      96,878
  - Diluted                                 98,248                                      98,248

See notes to unaudited pro forma financial statements.

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                                   PAGE 6

Notes to Unaudited Pro Forma Financial Statements

Balance sheet:

(1) This pro forma adjustment reflects the $360 million in cash received from Bridge. The company's board of directors has authorized the repurchase of shares of the company's outstanding stock for up to $300 million. On June 4, 1998 the company repurchased four million shares of its common stock, or roughly 4.1% of the basic shares outstanding. The shares were purchased pursuant to a privately negotiated stock repurchase agreement with a financial institution, which borrowed the shares. The initial purchase price was $192.1 million, subject to a future market price adjustment. Additionally, the company sold puts covering an aggregate of one million shares of common stock. This transaction could obligate the company to repurchase up to $47.8 million of its common stock over the next nine months.

(2) Reflects the $150 million in preferred stock of Bridge received as part of the consideration for Telerate.

(3) Reflects liabilities incurred as a result of the sale, including employee severance, transaction fees and other charges.

(4) Represents expected tax benefits to be recorded in the second quarter of 1998 as a result of the loss on the sale of Telerate.

(5) Represents the after-tax loss on the sale of Telerate applied to the company's retained earnings. The loss will be recognized in the second quarter of 1998. This loss is in addition to the $922.5 million after-tax charge related to Telerate taken in 1997's fourth quarter, largely reflecting a write-down of goodwill and plant and property.


Income statements:

(6)  Reflects ongoing revenues directly relating to the sale of Telerate.

(7) News and operations costs previously incurred by Telerate which will be part of Dow Jones' continuing business.

(8) Administrative and general costs previously allocated to Telerate which will be part of Dow Jones' continuing operations.

(9)  Taxes are computed at the company's statutory tax rate.

(10) Pro forma 1997 diluted earnings per share, excluding asset sales and restructuring charges, was $1.95 per share. EBITDA, which the company computes as operating income excluding depreciation and amortization and restructuring charges, was $438.6 million.

First quarter 1998 diluted earnings per share, excluding asset sales, was 40 cents per share on a pro forma basis. Pro forma first quarter 1998 EBITDA was $98.9 million.

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                                   PAGE 7



(c) Exhibits

     (2) Stock Purchase Agreement dated as of March 17, 1998, between Dow Jones & Company, Inc. and Bridge Information Systems, Inc.




                                  SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                              DOW JONES & COMPANY, INC.


Dated:  June 12, 1998                    By:   /s/ Thomas G. Hetzel
                                                   Thomas G. Hetzel
                                                     Comptroller
                                              (Chief Accounting Officer)